Exhibit 4(p)

   SECOND ADDENDUM TO AGREEMENT OF PURCHASE AND SALE BETWEEN ROYAL PALM BEACH
                           COLONY LIMITED PARTNERSHIP
        SUCCESSOR IN INTEREST TO ROYAL PALM BEACH UTILITIES COMPANY, AND
                         THE VILLAGE OF ROYAL PALM BEACH

     THIS ADDENDUM made and entered into this 25th day of October, 2002, by and between the VILLAGE OF ROYAL PALM BEACH, FLORIDA, a municipal corporation with offices located at 1050 Royal Palm Beach Boulevard, Royal Palm Beach, Florida 33411 organized and existing in accordance with the laws of the State of Florida (hereafter the "Village") ROYAL PALM BEACH COLONY, LIMITED PARTNERSHIP, a
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Delaware limited partnership authorized to do business in the State of Florida with offices at 2501 S. Ocean Drive, Hollywood, Florida 33019 (hereafter "Colony"), successor in interest to Royal Palm Beach Utilities Company, formerly
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a Florida corporation ("Utility"), and Stein Management Company, Inc., a
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Delaware corporation and the Managing General Partner of Colony ("Steinco") with
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offices c/o David B. Simpson, Esq. at 2 University Plaza, Hackensack, NJ 070601

                                 R E C I T A L S
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(A) Utilities and the Village executed the Agreement of Purchase and Sale on
March 30, 1983 (the "Agreement"), pursuant to which, among other matters, the
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Village purchased the Utility System described therein and agreed, in addition to a cash payment at closing, to make additional annual payments (the "Contingent Amount") based (1) on the rate of additional Equivalent Year
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Connections (defined as "Additional ERC's") and (2) on a percentage of
"Guaranteed Revenues" (as defined therein) each with respect to 18 annual periods commencing on the Closing Date provided therein; and accordingly, the Closing Date having taken place on August 11, 1983, the original last date with respect to which payments were due based on the original Agreement was August 11, 2001.

(B) By virtue of certain governmental moratoriums or water usage cutbacks or restrictions (collectively, for convenience, "Moratoriums") the original 18 year
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period was extended to March 11, 2004 by the First Addendum to the Agreement and
is hereby extended to August 11, 2004, the maximum term allowed under the Agreement;

(C) Annual installments on the Contingent Amount (the "Contingent Payments") are
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required to be made on January 15 of each year (each, an "Annual Accounting
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Date") with respect to Additional ERC's and Guaranteed Revenues during the
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Village's fiscal year ending on August 31 of the immediately preceding year; and
Colony agrees (subject to audit with respect to the year ended August 31, 2001) that it has received all such payments due to it in respect of all such fiscal years through the fiscal year ended August 31, 2001.

(D) In consequence of the foregoing it is anticipated that three additional Contingent Payments from the Village will be required in respect of the fiscal years ending August 31 of 2002, 2003 and 2004, such Contingent Payments to be made on the related Accounting Dates (January 15 of 2003, 2004 and 2005).


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(E) Colony was organized for the express purpose of liquidating its real estate and related assets and distributing the net proceeds thereof to its limited and general partners (collectively the "Partners"), and it has recently disposed of the last of such assets, as a result of which Colony now holds only cash, cash items and the right to receive the Contingent Payments hereafter, (as owned by Colony, the "Contingent Receivables").
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(F) The Board of Directors of Steinco has determined that it would be in the best interests of all of the Partners that Colony distribute to its Partners the balance of its assets, consisting of cash, and cash items and the Contingent Receivables, and immediately cause the liquidation and dissolution of Colony (hereafter the "Liquidation"), all as originally contemplated in the Agreement
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of Limited Partnership of Colony (the "Partnership Agreement").
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(G) The Board of Directors of Steinco has further determined, in connection with the Liquidation, that the most efficient and economical manner in which to distribute interests in the Contingent Receivables would be to enter into this Addendum, pursuant to which the Village, for the consideration stated below, will distribute such amounts, if any, as become due as Contingent Payments to the Paying Agent described in Section 4 below for further distribution to the Partners.

(H) For the foregoing purposes the parties desire to enter into this Addendum to set forth the manner in which the distribution of such Contingent Receivables will be accomplished.

     NOW, THEREFORE, in consideration of the premises and the considerations stated in this Addendum, the parties agree as follows:

1. Assignment of Contingent Receivable to Partners on Liquidation Date
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   (a) Assignment of Undivided Interests. As of the Liquidation Date (as
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hereafter defined), the Partnership, pursuant to a Plan of Liquidation and
Dissolution (Liquidation Plan"), will assign to each partner of record ("Record
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Holder"), as conclusively established by a list of such record owners
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established by the Partnership as of the Liquidation Date ("Record List") a
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non-transferable and undivided interest in each Contingent Payment due or thereafter become due from the Village to Colony pursuant to the Agreement, as modified by the First Addendum to the Agreement and this Second Addendum to the Agreement, and which is actually made by the Village in accordance with the procedures set forth in Section 2 below. The amount of such undivided interest assigned to each Record Holder shall be equal to such partner's Percentage Interest of each such Contingent Payment. (Such undivided interests are hereafter referred to as the "Contingent Receivable Interests.") As used herein
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and in the Liquidation Plan, the term "Percentage Interest" as applicable to
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each Record Holder means a fraction, the numerator of which is the number of
Partnership interests held by a Record Holder as of the Liquidation Date and the denominator of which is the aggregate number of units held by all partners of the Partnership (4,485,504 Units).

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   (b) Village Recognition of Assignments. Subject to the Partnership's
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compliance with the terms of this Addendum, the Village agrees to recognize and hereby authorizes and approves such assignments.

   (c) Record List. The Record List shall set forth the full name, address and
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Percentage Interest of each Record Holder as of the Liquidation Date and shall be delivered to the Village and the Paying Agent as promptly as practicable after the Liquidation Date. A copy of the Record List shall be furnished to the Village for its records; provided, however, that the Village shall have no
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responsibility to inquire into the accuracy of the Record List or any part thereof. and shall be entitled to rely on the matters set forth therein.

   (d) Non-Transferability of Undivided Interests. The Liquidation Plan shall
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provide that the Contingent Receivable Interests are non-transferable, and that the Village is not required to accept or honor instructions or requests to effect transfers of Contingent Receivable Interests. Colony hereby agrees that the Village's sole obligation, in the event that a request or instruction to transfer a Contingent Receivable Interest is received, shall be to use its good faith reasonable efforts to retransmit any documents comprising such instruction or request to the Paying Agent.

   (e) Change in Record List. Notwithstanding the foregoing, Steinco is
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authorized to deliver supplements or amendments of the Record List to the
Village and the Paying Agent in order to correct clerical or administrative errors in the names, address or Percentage Interests of the Record Holders. The Village shall have no obligation to take any action based on such supplements or amendments, such action being solely the responsibility of the Paying Agent pursuant to the Paying Agent Agreement.

   (f) No Certificates. Colony shall not issue any certificates or other
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documentary evidence of ownership by a Record Holder of Contingent Receivable
Interests, the sole evidence thereof being the Liquidation Plan and the Record List.

   (g) Reponses to Record Holder Communications. The Village shall have no
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obligation to respond to communications from Record Holders. The Village's sole responsibility in respect of Record Holder communications shall be to use reasonable efforts to deliver any written communications, with reasonable promptness, to the Paying Agent, and, in the event of receipt of email to telephonic communications, to advise the Paying Agent by telephone of the nature of the communication and such identifying information (such as the name and telephone number and/or address of the party effecting such communication.

2. Procedure for Notice of Net Contingent Payments Due and Payment
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   (a) Annual Accounting. On each Annual Accounting Date, the Village shall
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deliver to Steinco and the Paying Agent an accounting showing the amount of the
Net Contingent Payment due for the relevant fiscal year, in form similar to accountings historically given by the Village to Colony. As used herein "Net
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Contingent Payment" means the gross Contingent Payment which would have been
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computed as required under the Agreement in the absence of this Addendum, reduced by Incremental Costs as defined in Section 5(a) and the Distribution Fee as defined in Section 7(a).

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   (b) Delivery of Funds. On the Annual Accounting Date the Village shall
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deliver to the Paying Agent by check or wire transfer, consistent with past practice, the amount of the Net Contingent Payment then due. Once so delivered, the Village shall have no obligation whatsoever to see to or verify the distribution of the amount of the Net Contingent Payment, and shall have no obligation to respond to or account to any party as to such distribution, it being the understanding and agreement of the parties that the responsibility for such distribution is entirely the responsibility of the Paying Agent pursuant to the Paying Agent Agreement.

3. Designation of Steinco as Liquidating Agent. Pursuant to the Liquidation
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Plan, Steinco will be appointed as the Liquidating Agent for the purposes or carrying out the liquidation and dissolution of Colony. In such capacity, pursuant to a Liquidating Agent Agreement, Steinco will have the right and obligation, and is hereby granted the right in consideration of its acceptance of such obligation, to perform the following tasks in respect of the Contingent
Receivables:

   (a) to examine the books and records of the Village for the purposes set forth in Section 3(e) of the Agreement;

   (b) to enforce (to the extent any enforcement becomes necessary) the obligations of the Village under the Agreement as amended by the First and Second Addendums and the obligations of the Paying Agent under the Paying Agent Agreement;

   (c) to grant consents, waivers and forbearances in respect of the Village's obligations where in the reasonable judgment of Steinco such consents, waivers or forbearances will be in the best interests of the Record Holders;

   (d) in general to exercise such rights as, prior to the Liquidation Date, Colony had the right to exercise, all for the purpose of facilitating the payment of the Contingent Payments to the Paying Agent and the distribution thereof to the Record Holders; and

   (e) to execute and deliver such documents and take such further steps, as Steinco shall, in its sole discretion as Liquidating Agent for Colony and on Colony's behalf in liquidation, determine to be in the best interests of the Record Holders.

4. Appointment of Registrar and Transfer Company as Paying Agent
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   (a) Pursuant to the Liquidation Plan and the Paying Agent Agreement, Colony
has appointed Registrar and Transfer Company (hereafter "R&T") as Paying Agent
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under the Paying Agent Agreement., which will be substantially in the form of
Exhibit A.
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   (b) Pursuant to the Paying Agent Agreement, R&T will receive payment of the
Contingent Receivables, if, when and as transmitted by the Village, and will promptly prepare and mail checks to each of the Record Holders in accordance with their respective Percentage Interests.


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   (c) The Village shall have no obligation to pay R&T's fees and expenses.
Prior to its liquidation, Colony shall be solely responsible for payment to R&T of its fees and expenses as Paying Agent. Following Colony's liquidation, Steinco shall apply such portion of the Reserve Account to payment of R&T's fees and expenses and R&T will have the right to deduct any unreimbursed expenses due R&T prior to making such payments.

5. Expenses; Village Deductions
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   (a) The parties intend that the Village shall not incur any Incremental Costs in connection with its performance of this Agreement. As used herein, "Incremental Costs" means incremental fees or expenses of any nature, or any
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other liabilities incurred in the course of the performance of its obligations under this Second Addendum to the Agreement (other than costs incurred as the result of its breach of the Agreement as amended by the First and Second
Addendum to the Agreement). The term "Incremental Costs" does not include incidental services by members of the Village's existing staff in connection with the preparation of accountings required under the Agreement, or any other regular and normal expenses of a nature which have customarily been incurred by the Village in connection with the performance of the Agreement which do not arise directly and incrementally from its performance of obligations undertaken under this Second Addendum to the Agreement.

   (b) Accordingly, the Village has the right to deduct its Incremental Costs from the Contingent Payments along with the Distribution Fee referred to in
Section 7(a). Accounting records shall be available for review in accordance with Section 3(e) of the Agreement.

6. Issuance of Tax Information
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   (a) The Village, shall issue the Net Contingent Payments in a single check to the Paying Agent who shall issue the individual payments to the Record Holders. Subject to subsection (b) below, the Village shall constitute the issuer, as to each Record Holder, of a federal income tax Form 1099, setting forth the amount represented by such Record Holder's Percentage Interest in the Net Contingent Payment.

   (b) Notwithstanding the foregoing, all of the clerical, administrative and other services required for the preparation of such Forms 1099, and the task of assembling, sorting and mailing Forms 1099 to Record Holders, shall be performed on behalf of the Village by the Paying Agent pursuant to the Paying Agent Agreement. Such Forms 1099 shall bear the taxpayer identification number of the Village [or, if applicable, the identifying number of the entity or division to which the Village may at any time transfer to operations of the Water Plant].

   (c) In the event that any inquiries are received by the Village from any taxing authority or any Record Holder, such inquiries shall promptly be referred by the Village to Steinco for resolution and the Village shall not be required to incur any Incremental Costs in connection therewith; nor shall the Village incur any liability whatsoever in connection therewith.

7. Consideration Payable to Village
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   (a) In full and complete payment to the Village for its services hereunder,
Colony agrees to pay to the Village an amount equal to five percent (5%) ("Distribution Fee") of each installment on the Gross Contingent Amount (the
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"Gross Contingent Payment"). As used herein, "Gross Contingent Payment" means
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the Gross Contingent Amount prior to reduction for Incremental Costs.


   (b) The Distribution Fee shall be deducted by the Village from the Gross Contingent Payment prior to transmission of the Net Contingent Payment (as defined in Section 2(a)) to the Paying Agent.

8. Confirmation of Last Accounting Period and Annual Accounting Date. The
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parties hereto agree that the last date in respect of which ERC's and Guaranteed
Revenues (as defined in Section 6(b) of the Agreement) shall be computed, as extended by virtue of Moratoriums, is August 11, 2004. The last Annual
Accounting Date shall be January 15, 2005.

9. Representations and Warranties of Colony. Colony representations and warrants
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to the Village that:

     (a) Colony is authorized by the terms of the Partnership Agreement to enter into and perform under this Second Addendum to the Agreement;

     (b) Steinco is the managing General Partner of Colony and is duly authorized to execute this Second Addendum to the Agreement on its behalf;

     (c) All necessary proceedings have been taken in order to authorize the execution and performance by Colony and Steinco of this Second Addendum to the Agreement; and

     (d) This Second Addendum to the Agreement, the Liquidation Plan and the implementation thereof by Colony do not and will not be in violation of the laws of the State of Delaware or Florida or of the securities laws of the United States, Delaware or Florida.

10. Miscellaneous
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   (a) Effective Date. This Agreement is binding on Colony, Steinco and the
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Village as of the date hereto. Notwithstanding the foregoing, and subject to subsection (c) below, the Effective Date of this Agreement shall be the date specified in a written notice delivered by Colony to the Village which shall state that Colony will be liquidated pursuant to the Plan on such date, and that the provisions of this Second Addendum to the Agreement shall be effective on such date. Such notice shall be accompanied by certified copies of the Plan, the Paying Agent Agreement, a certified resolution of Steinco as Managing General Partner authorized this Second Addendum to the Agreement and such other documents as counsel to the Village shall reasonably request.

   (b) Amendment. This Addendum may be modified, amended or waived only by a
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written instrument signed by all of the parties hereto, or, after the
Liquidation Date, by the Village and by Steinco on its own behalf and as Liquidating Agent.

   (c) Binding Obligation of Village; Right of Colony to Abandon Liquidation,
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Other Related Provisions.
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   Notwithstanding the provisions of subsection (a) above, Colony may determine, without obligation to the Village:

     (i) not to adopt a Liquidation Plan;
     (ii) to abandon the Liquidation Plan prior to its Effective Date;
     (iii) to amend the Liquidation Plan to provide for the payment of the Net Contingent Payment to Steinco as Liquidating Agent to or another entity duly appointed by Colony in accordance with law and the Partnership Agreement, provided that in such case Steinco or such other entity shall assume the obligations of Colony and Steinco hereunder.

   (d) Notices. Any notice or other communication required or permitted
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hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail (including any private carrier guaranteeing next business-day delivery), postage prepaid. Any such notice shall be deemed given (i) when so delivered personally, (ii) on the date of delivery if so mailed or sent by express mail or such private carrier as follows:

                  If to the Village:             David Farber, Village Manager
                                                 1050 Royal Palm Beach Boulevard
                                                 Royal Palm Beach, FL 33411

                  If to Colony:                  c/o:

                                                 Copy to:
                                                 David A. Rosen, Esq
                                                 Herrick Feinstein LLP
                                                 2 Park Avenue
                                                 New York, New York 10016

                  If to Steinco:                 c/o: David B. Simpson, Esq.
                                                 2 University Plaza
                                                 Hackensack, NJ 07601

or to such other address or to the attention of such other person as the party entitled to such notice may designate by notice to each other party hereto given in the manner aforesaid.

   (e) Indemnity. Colony and Steinco shall indemnify and hold the Village
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harmless from and against any and all claims made by any Record Holder or any beneficial holder of Units of Colony claiming under any Record Holder, including but not limited to any person becoming a holder of undivided interests any installment on the Contingent Amount, arising out

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in or in connection with the performance by the Village of the provisions of this Second Addendum to the Agreement; provided, however that this indemnification shall not apply to any claims based upon the breach by the Village of this Second Addendum to the Agreement, including any failure to properly account for, compute or make payment of any installment due on the Contingent Amount.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

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  Royal Palm Beach Colony,                Stein Management Company, Inc.
  Limited Partnership                     As Managing General Partner

  By: Stein Management Company, Inc.
  Managing General Partner                By:  s/
                                                   ----------------------
                                                David B. Simpson, Vice President
  By:      s/
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           Irving Cowan, President
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  The Village of Royal Palm Beach

  By:      s/
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           David A. Lodwick, Mayor
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